FOR IMEDIATE RELEASE

Contact:	Jill Swartz Triple Net Properties, LLC 1551 N. Tustin Avenue, Suite 300 Santa Ana, California 92705 714-667-8252 ext. 251 jswartz@1031nnn.com

TRIPLE NET PROPERTIES ACQUIRES WOODSIDE
IN BEAVERTON, OREGON
Santa Ana, Calif., December 19, 2007 — Chief Investment Officer Jeff Hanson announced today that Triple Net Properties, LLC has acquired Woodside on behalf of tenant-in-common investors. The acquisition closed on December 13, 2007.
Woodside consists of five Class A multi-tenant office buildings in the Portland suburb of Beaverton, Oregon. Built between 1987 and 2000, the 194,000-square-foot property is leased to numerous tenants, including the State of Oregon’s Department of Human Services, Bright Horizons Family Solutions, Northwest Regional Education School District and Kleinfelder Group Inc. Woodside is currently 90 percent occupied.
Woodside is located within the 40-acre Woodside Corporate Park, a 580,000-square-foot master-planned office park. The 13 buildings that comprise Woodside Corporate Park share 1,883 parking spaces for a ratio of 3.4 spaces per 1,000 square feet.
Triple Net Properties purchased Woodside Corporate Park from NNN 2003 Value Fund LLC. Financing was arranged by Joe Byers of Commercial Realty Capital and provided by PNC Bank.
Triple Net Properties, LLC became a wholly owned indirect subsidiary of Grubb & Ellis Company, a leading real estate services and investment management firm, on December 7, 2007, subsequent to Triple Net Properties’ acquisition of Woodside. Triple Net Properties and affiliates manage a growing portfolio of nearly 39 million square feet of real estate, including more than 10,000 apartment units, with a combined market value in excess of $5.4 billion. Triple Net Properties and affiliates are currently buying and selling properties throughout the United States, offering a full range of commercial real estate investments, including tenant-in-common (TIC) programs for investors structuring tax-deferred (like-kind) exchanges under Section 1031 of the Internal Revenue Code, real estate investment trusts (REITs) and institutional investments.
FORWARD-LOOKING LANGUAGE
This press release contains “forward-looking statements” within the meaning of Private Securities Litigation Reform
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Act of 1995. Any statement in this press release about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward looking statements. Any forward-looking statements are based upon the current beliefs and expectations of management and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: changes in the company’s results of operations; uncertainties relating to the implementation of the company’s real estate investment and asset management strategies; changes in general and local economic and real estate conditions; the inability to combine the businesses of NNN Realty Advisors and Grubb & Ellis successfully, or that such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and increased operating costs and business disruption following the merger of NNN Realty Advisors and Grubb & Ellis, including adverse effects on employee retention and on business relationships with third parties.
Additional information or factors which could impact the company and the forward-looking statements contained herein are included in Grubb & Ellis’ filings with the Securities and Exchange Commission, including but not limited to the joint proxy statement/prospectus of Grubb & Ellis and NNN Realty Advisors. Any forward looking statements speak only as of the date on which they are made and the company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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